UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2011

BLOCKBUSTER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 854-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on September 23, 2010, Blockbuster Inc. (the “Company”) and certain of its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 (“Chapter 11”) of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) case number 10-14997.

In connection with the Bankruptcy Filing, on September 23, 2010, the Company entered into a Senior Secured, Super-Priority Debtor-in-Possession Revolving Credit Agreement (as subsequently amended, the “DIP Credit Agreement”) with the Company’s subsidiaries signatory thereto, the lenders signatory thereto (the “Lenders”) and Wilmington Trust FSB, as agent.

In connection with the Bankruptcy Filing, on September 23, 2010, the Company also entered into a Plan Support Agreement (the “Plan Support Agreement”) with the Company’s subsidiaries signatory thereto and certain beneficial owners (or advisors, nominees or investment managers for such beneficial owners) of those 11.75% Senior Secured Notes due 2014 (the “Senior Secured Notes”) issued by the Company.

On February 21, 2011, the Company together with certain of its subsidiaries (collectively, the “Sellers”) entered into an Asset Purchase and Sale Agreement (the “Agreement”) with Cobalt Video Holdco LLC (the “Purchaser”). Purchaser is an affiliate of certain of (i) the Lenders under the DIP Credit Agreement, and (ii) the beneficial owners (or advisors, nominees or investment managers for such beneficial owners) of the Senior Secured Notes. In connection with the execution of the Agreement, Purchaser deposited $20,000,000 into an escrow account which will either be applied to the Purchase Price (as defined below) or released to one of the parties in accordance with the Agreement.

Pursuant to the terms of the Agreement, upon the closing of the transactions contemplated thereby, Purchaser will purchase substantially all of the assets of the Company and will assume certain of the Company’s obligations associated with the purchased assets through a supervised sale under Section 363 of the Bankruptcy Code. The purchase price for such assets under the Agreement is $265,000,000 or, if the Studio Condition (as defined in the Agreement) is not satisfied fully and the Assumed Studio Liabilities (as defined in the Agreement) are not assumed, $290,000,000 (the “Purchase Price”), subject to certain adjustments. As part of the Agreement, the Company filed a motion on February 21, 2011 (the “Sale Motion”) with the Bankruptcy Court for, among other things, authority to sell its assets to Purchaser pursuant to Section 363 of the Bankruptcy Code, establishing bidding procedures to permit higher and better bids, setting a date for an auction should such bids be received and setting a hearing date for the approval of the sale of the assets to the winning bidder.

The consummation of the transactions contemplated by the Agreement is subject to higher or better competing bids, approval of the Bankruptcy Court and certain closing conditions, including, but not limited to: (i) the fulfillment of typical covenants and agreements and the confirmation of certain representations and warranties set forth in the Agreement, (ii) completing the liquidation of certain retail stores (the “Required Stores”), and (iii) the receipt of any required third party consents or governmental approvals.

The Agreement contains certain customary termination rights for the Company and Purchaser and further provides that Sellers will be obligated to pay for Purchaser’s reimbursable expenses (in an amount not to exceed $5,000,000) in certain circumstances, including the consummation of a competing transaction with another bidder. Purchaser will not be entitled to any break-up fees if it is not the winning bidder.

The Agreement also provides for the potential liquidation of retail stores prior to the closing in addition to the Required Stores dependent upon certain circumstances set forth in the Agreement.

Additionally, at the closing, Purchaser can elect for Sellers to retain certain inventory assets, furniture, fixtures and equipment, and other related assets located in stores (the “Store Liquidation Inventory”) which have not received an extension of time for accepting or rejecting the leases associated therewith. In such event, Purchaser will act as Sellers’ agent to oversee the sale and disposition of such Store Liquidation Inventory and, in certain circumstances, can direct Sellers to convert their cases from Chapter 11 to cases under chapter 7 of the United States Bankruptcy Code to effectuate such sales and dispositions.

The foregoing is only a brief description of the material terms and conditions of the Agreement, which has been filed with and is available from the Bankruptcy Court.

Item 1.02. Termination of a Material Definitive Agreement.

The failure to meet certain milestones as required by the Plan Support Agreement has resulted in a termination event under the terms of the Plan Support Agreement and an event of default under the DIP Credit Agreement. As a result of the termination event, the Plan Support Agreement automatically terminated on February 11, 2011.

Item 7.01. Regulation FD Disclosure.

On February 6, 2011, the Requisite Lenders (as defined in the DIP Credit Agreement) approved the Proposed Budget (as defined in the DIP Credit Agreement) (such approved budget, the “Approved Budget”) covering the period commencing with the fiscal week beginning on February 6, 2011 and ending upon the earliest to occur of (i) February 24, 2011, (ii) the entry of an order by the Bankruptcy Court approving the Sale Expense Motion (defined below), or (iii) the date the Approved Budget is terminated pursuant to the terms of the approval or the terms of the DIP Credit Agreement or the DIP Order (the “Last Applicable Date”). At this time, no other Proposed Budget has been approved by the Requisite Lenders or shall otherwise be applicable for any period after the Last Applicable Date. The Approved Budget limits the Debtors’ use of cash collateral.

The Requisite Lenders approval of the Approved Budget and use of cash collateral as provided therein is expressly subject to and conditioned upon the Debtors filing on or prior to February 21, 2011, and not withdrawing thereafter, all of the following (the “Approval Criteria”):

(i) a motion (the “Sale Expense Motion”) requesting authority to elevate to superpriority status and pay the following and only the following: (A) Covered Administrative Expense Claims (as defined below) incurred or accrued by the Debtors from and after February 25, 2011 in connection with the sale of all or substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code and (B) Covered Ongoing Approved Administrative Expenses (as defined below); and

(ii) a motion, which may be the same motion as (i) above, seeking authority to sell all or substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code subject to the highest and best bid, all in form and substance agreed to by the Debtors with the reasonable consent of the Requisite Lenders, provided such consent cannot be unreasonably withheld.

Covered Administrative Expense Claims and Covered Ongoing Approved Administrative Expenses shall be defined as and limited to only those expenses, including appropriate costs to windup or otherwise resolve the Chapter 11 Cases (as defined in the DIP Credit Agreement), labeled as either Covered Administrative Expense Claims or Covered Ongoing Approved Administrative Expenses in a detailed sale budget to be approved by the Requisite Lenders. Some of the Covered Ongoing Approved Administrative Expenses may relate to the period prior to February 25, 2011.

As stated, on February 21, 2011, the Company filed the Sale Motion which also requests the following relief: (i) the freezing of the payment of substantially all costs and expenses of administration of the Chapter 11 Cases incurred during the period from September 23, 2010 through February 24, 2011 (the “Pre-Sale Period”), other than the Critical Expenses (as defined in the Sale Motion and as restricted by the Sale Budget (referred to below)); (ii) the payment of (A) costs and expenses of administration of the Chapter 11 Cases relating to the period beginning on February 25, 2011 and ending on the closing date under the Agreement, to the extent provided in the Sale Motion (including the limitations described therein with respect to certain payments under studio agreements) and as provided in and up to the amounts provided in the Sale Budget (the “Administrative Priority Expenses”), and (B) the Critical Expenses (as restricted by the Sale Budget); (iii) the granting of superpriority administrative claim status under the Bankruptcy Code to the Administrative Priority Expenses, subject to certain other claims and obligations, as set forth in the Sale Motion; and (iv) an injunction enjoining through June 21, 2011 any collection efforts with respect to the payment of administrative expense claims incurred during or related to the Pre-Sale Period. The Sale Budget is defined in the Sale Motion and is a cash operating budget which is subject to the approval of the lenders who provided financing to the Debtors under the Senior Secured, Super-Priority Debtor in Possession Credit Facility entered into at the inception of the Chapter 11 Cases.

The Sale Motion satisfied the Approval Criteria.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) that address projected or estimated results, or events, developments or results that we intend, expect, believe, anticipate, plan, forecast or project, will or may occur in the future are forward-looking statements. The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek” or “may,” and similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified. Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors. Important factors that could cause actual results to differ from those contemplated by forward-looking statements include, but are not limited to: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases; (iii) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases; (iv) the effects of the Company’s Bankruptcy Filing on the Company and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general; (vi) the length of time the Company will operate under the chapter 11 cases; (vii) risks associated with third party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; (viii) the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity or results of operations; (ix) the ability to execute the Company’s business and restructuring plan; (x) increased legal costs related to the Bankruptcy Filing and other litigation; (xi) the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, movie studios, suppliers and service providers and to retain key executives, managers and employees; or (xii) the ability of the Company to perform the terms of the Asset Purchase and Sale Agreement with Cobalt Video Holdco LLC or any other purchaser that may emerge in the 363 sales process in the Chapter 11 cases. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or circumstances, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: February 23, 2011

	By:	/s/ Rod McDonald
Senior Vice President, Secretary and General Counsel